Exhibit 10.2A

AMENDMENT TO THE

TESLA MOTORS, INC.

2003 EQUITY INCENTIVE PLAN

Tesla Motors, Inc. (the “Company”), having adopted the Tesla Motors, Inc. 2003 Equity Incentive Plan (the “2003 Plan”), hereby amends the 2003 Plan as follows, effective as of December 16, 2009:

1. Section 2 of the 2003 Plan is hereby amended to add the following definition of “Exchange Program” as a new subsection (n) and the existing subsections (n) through (dd) are redefined as (o) through (ee), respectively:

“(n) “Exchange Program” means a program under which (i) outstanding Stock Awards are surrendered or cancelled in exchange for Stock Awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Stock Awards to a financial institution or other person or entity selected by the Board, and/or (iii) the exercise price of an outstanding Stock Award is reduced. The Board will determine the terms and conditions of any Exchange Program in its sole discretion.”

2. Section 3(b) of the 2003 Plan is hereby amended to add the following power for the Company’s board of directors:

“(v) To determine the terms and conditions of any, and to institute any Exchange Program.”

3. Section 4(b) of the 2003 Plan is hereby amended to account for shares subject to stock awards that are surrendered pursuant to an Exchange Program and replaced in its entirety to read as follows:

“(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or is surrendered pursuant to an Exchange Program, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.”

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the 2003 Plan on the date indicated below.

Tesla Motors, Inc.

Dated: December 16, 2009	By	/s/ Craig W. Harding
	Title:	Secretary